UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2023

International Land Alliance, Inc.

(Exact name of registrant as specified in charter)

Wyoming

(State or other jurisdiction of incorporation)

000-56111	46-3752361
(Commission File Number)	(IRS Employer Identification No.)

350 10th Avenue, Suite 1000

San Diego, CA 92101

(Address of principal executive offices and zip code)

(877) 661-4811

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2023, International Land Alliance, Inc., a Wyoming corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Six-Twenty Capital Management LLC (the “Purchaser”) who has advanced loans in excess of $1,700,000 (the “Debt”). Pursuant to the Purchase Agreement, the Purchaser agreed to purchase, and the Company agrees to sell and issue to the Purchaser, at the applicable closing, shares of Series D Convertible Preferred Stock, $0.001 par value (the “Series D Preferred Stock”).

Shares of the Series D Preferred Stock have a stated value equal to $100.00 (the “Stated Value”), with no stated maturity date, and are convertible at any time 18 months after issuance and subject to a mandatory partial redemption equal to 110% of the Stated Value.

The Series D Preferred Stock will rank senior with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company and all other shares of capital stock of the Company, including all other outstanding shares of preferred stock as of the filing date of the Certificate of Designations, except, however, the Series D Preferred Stock shall be subordinate to the series of preferred stock of the Company designated as “Series C Convertible Preferred Stock.” The Company shall be permitted to issue capital stock, including preferred stock, that is junior in rank to all Series D with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

Holders of shares of the Series D Preferred Stock are entitled to receive, on each Dividend Payment Date, (I) cumulative cash dividends on each share of Series D Preferred Stock, payable to the Holder(s), on a quarterly basis, at a rate of 12% per annum of the Stated Value, plus the Additional Amount thereon, and (ii) dividends in the form of shares of Common Stock on each share of Series D Preferred Stock, on a quarterly basis, at a rate of 8% per annum on the Stated Value.

Holders shall have the right to convert its Series D Shares at any time on or after the date that is 18 months from the Initial Issuance Date at the Conversion Price (as defined below). The amount of shares of common stock issuable upon a conversion for each Series D Share shall be the Stated Value of such share plus all unpaid dividends in respect of such share divided by the Conversion Price. The “Conversion Price” for each Series D Share is, the lower of the price per share at which the Qualified Offering (as defined below) is made (the “Qualified Offering Price”) or eighty percent (80%) of the average of the closing sale price for the ten (10) consecutive trading days immediately preceding, but not including, the effective date of the applicable conversion notice. A “Qualified Offering” means an offering of common stock (or units consisting of common stock and warrants to purchase common stock) resulting in the listing for trading of the common stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

The foregoing descriptions of the Purchase Agreement and Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock above do not purport to be complete and are qualified in their entirety by reference to the full text of the document, filed as Exhibit 10.1, and Exhibit 3.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The securities sold under Item 1.01 and the securities into which they are exercisable are not registered under the Securities Act but are qualified for exemption under Section 4(a)(2) and Rule 506 promulgated thereunder. The Company is relying on this exemption from registration for private placements based in part on the representations made by the Investor, including representations with respect to the Investor’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the Investor’s investment intent.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item 5.03, the information contained in Item 1.01 is incorporated herein by reference.

On November 2, 2023, the Company received notice of the effectiveness of its filing of a Certificate of Designations, Preferences and Rights of the Series D Shares with the Wyoming Secretary of State (the “Certificate of Designations”), authorizing the issuance of up to 20,000 shares of Series D Preferred Stock, par value $0.001 per share.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
3.1	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock
10.1	Securities Purchase Agreement for Series D Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2023	INTERNATIONAL LAND ALLIANCE, INC.

	By:	/s/ Jason Sunstein
	Name:	Jason Sunstein
	Title:	Chief Financial Officer